Exhibit 1.1
Armada Hoffler Properties, Inc.

Common Stock
($0.01 par value per share)

6.75% Series A Cumulative Redeemable Perpetual Preferred Stock
($0.01 par value per share)

AMENDMENT NO. 2 TO
ATM EQUITY OFFERING SALES AGREEMENT

August 10, 2023

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Regions Securities LLC
615 South College Street, Suite 600
Charlotte, North Carolina 28202

Stifel, Nicolaus & Company, Incorporated
501 North Broadway, 10th Floor
Saint Louis, Missouri 63102

As Agents

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Barclays Bank PLC
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Regions Securities LLC
615 South College Street, Suite 600
Charlotte, North Carolina 28202

Stifel, Nicolaus & Company, Incorporated
501 North Broadway, 10th Floor
Saint Louis, Missouri 63102

As Forward Purchasers

Ladies and Gentlemen:

Reference is made to the ATM Equity Offering Sales Agreement, dated as of March 10, 2020, as amended by Amendment No. 1 to ATM Equity Offering Sales Agreement, dated as of February 28, 2023 (the “Agreement”), by and among Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), and Armada Hoffler, L.P., a Virginia limited partnership (the “Operating Partnership”) and each of Jefferies LLC, Robert W. Baird & Co. Incorporated and Regions Securities LLC as sales agent, forward seller (in the case of Jefferies LLC) and/or principal, and Jefferies LLC in its capacity as Forward Purchaser (together with the Company and the Operating Partnership, the “Original Parties”) related to the issuance and sale of the Company’s common stock, par value $0.01 per share, and the Company’s 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, pursuant to the terms thereof. Unless otherwise specified herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Original Parties, Barclays Capital Inc., Barclays Bank PLC and Stifel, Nicolaus & Company, Incorporated wish to amend the Agreement through this Amendment No. 2 to ATM Equity Offering Sales Agreement (this “Amendment”) to (i) add Barclays Capital Inc., Barclays Bank PLC (in its capacity as forward purchaser) and Stifel, Nicolaus & Company, Incorporated as sales agents, forwards sellers and/or principals, and forward purchasers, as the case may be, under the Agreement, (ii) permit Regions Securities LLC and Robert W. Baird & Co. Incorporated to act as forward sellers and forward purchasers, as the case may be, under the Agreement, and (iii) make certain other changes to the Agreement, in each case with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Representation and Warranty. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Agent and Forward Purchaser that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.

SECTION 2. Amendments to the Agreement and Other Agreements. The Original Parties, Barclays Capital Inc., Barclays Bank PLC and Stifel, Nicolaus & Company, Incorporated agree, from and after the Effective Date, that:

(a)     As of the date hereof, (i) each of Barclays Capital Inc., Barclays Bank PLC (in its capacity as forward purchaser) and Stifel, Nicolaus & Company, Incorporated is hereby added as parties to the Agreement, and (ii) each of Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated is hereby included within the defined term “Agents,” and each of Barclays Bank PLC and Stifel, Nicolaus & Company, Incorporated is hereby included within the defined term “Forward Purchasers,” for all purposes hereunder (including, for the avoidance of doubt, with respect to Sections 1 and 7 of this Amendment) and under the Agreement.

(b)     As of the date hereof, Regions Securities LLC and Robert W. Baird & Co. Incorporated are hereby each (i) added as a party to the Agreement in its capacity as Forward Purchaser and (ii) included within the defined term “Forward Purchaser” for all purposes hereunder (including, for the avoidance of doubt, with respect to Sections 1 and 7 of this Amendment) and under the Agreement.

(c)    Each reference to the term “the Forward Purchaser” in the Agreement is hereby amended to refer to “a Forward Purchaser,” “the applicable Forward Purchaser” or “the Forward Purchasers,” mutatis mutandis.

(d)     The first sentence of the first paragraph of the Agreement is hereby amended and restated in its entirety to read as follows:

Each of Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), and Armada Hoffler, L.P., a Virginia limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), confirms its agreement with (i) each of Jefferies LLC, Barclays Capital Inc., Robert W. Baird & Co. Incorporated, Regions Securities LLC and Stifel, Nicolaus & Company, Incorporated as sales agent, forward seller and/or principal (in any such capacity, each, an “Agent,” and collectively, the “Agents”), and (ii) Jefferies LLC, Barclays Bank PLC, Robert W. Baird & Co. Incorporated, Regions Securities LLC, and Stifel, Nicolaus & Company, Incorporated (in such capacities, each a “Forward Purchaser” and collectively, the “Forward Purchasers”) on the terms set forth in this ATM Equity Offering Sales Agreement (the “Agreement”).

(e)     Section 4(b) is hereby amended and restated in its entirety to read as follows:

If Shares having an aggregate offering price of at least $5,000,000 have not been offered and sold under the this Agreement and any Terms Agreement within 24 months after the date of Amendment No. 2 to the ATM Equity Offering Sales Agreement, dated as of August 10, 2023, or before the Company terminates this Agreement, the Company shall reimburse the Agents and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers, incurred in connection with this Agreement.

(f)    Section 10(a) is hereby amended and restated in its entirety to read as follows:

Notices to the Agents shall be directed to them at: c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133; c/o Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, Facsimile: (414) 298-7474, with a copy to the Legal Department; c/o Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, North Carolina 28202, Attention: ECM Team, with a copy to ECMDesk@regions.com; c/o Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, MD 21202, Attention: Syndicate Department, Facsimile: (443) 224-1273; and in each case with a copy also to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts, Facsimile: (617) 523-1231, Attention: Scott C. Chase, Esq.

(g)    Section 10(b) is hereby amended and restated in its entirety to read as follows:

Notices to the Forward Purchasers shall be directed to: c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, with copies to CorpEqDeriv@jefferies.com and SETG-US@jefferies.com; c/o Barclays Capital Inc. 745 Seventh Avenue, New York, NY 10019, Attention: Ilya Blanter, Email: ilya.blanter@barclays.com; c/o Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, Facsimile: (414) 298-7474, with a copy to the Legal Department; c/o Regions Securities LLC, 615 South College

Street, Suite 600, Charlotte, North Carolina 28202, Attention: ECM Team, with a copy to ECMDesk@regions.com; c/o Stifel, Nicolaus & Company, Incorporated One South Street, 15th Floor, Baltimore, MD 21202, Attention: Syndicate Department, Facsimile: (443) 224-1273; and with a copy also to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts, Facsimile: (617) 523-1231, Attention: Scott C. Chase, Esq.

SECTION 3. Obligations Binding upon New Parties to the Agreement. Barclays Capital Inc., Barclays Bank PLC, Stifel, Nicolaus & Company, Incorporated, Robert W. Baird & Co. Incorporated and Regions Securities LLC shall be considered Agents and Forward Purchasers, as the case may be, under the Agreement and shall be subject to the obligations and entitled to the benefits thereof to the same extent as if they were a party to the Agreement in such capacities from and after the date hereof.

SECTION 4. No Other Amendments; References to Agreements. This Amendment and the Agreement as amended hereby contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Agent” and “Forward Purchaser” contained in the Agreement.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

SECTION 6. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 7. Consent to Jurisdiction; Waiver of Immunity. Each of the Transaction Entities, the Agents and the Forward Purchasers agree that any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submit to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 of the Agreement shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Transaction Entities, the Agents and the Forward Purchasers irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 8. Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 9. Successors and Assigns. This Amendment shall be binding upon each party hereto and their successors and assigns and any successor or assign of any substantial portion of the party’s respective businesses and/or assets.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

Armada Hoffler Properties, Inc.

By: /s/ Louis S. Haddad___________
Name: Louis S. Haddad
Title: President and Chief Executive
Officer

Armada Hoffler, L.P.

By: Armada Hoffler Properties, Inc., its general
partner

By: /s/ Louis S. Haddad___________
Name: Louis S. Haddad
Title: President and Chief Executive
Officer
[Signature Page to Amendment No. 2 to Equity Offering Sales Agreement]

Accepted as of the date hereof:

Jefferies LLC	Jefferies LLC

By: /s/ Michael Magarro	By: /s/ Michael Magarro
Name: Michael Magarro	Name: Michael Magarro
Title: Managing Director	Title: Managing Director

As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Robert W. Baird & Co. Incorporated	Robert W. Baird & Co. Incorporated

By: /s/ Christopher Walter	By: /s/ Christopher Walter
Name: Christopher Walter	Name: Christopher Walter
Title: Managing Director	Title: Managing Director

As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Regions Securities LLC	Regions Securities LLC

By: /s/ Edward L. Armstrong	By: /s/ Edward L. Armstrong
Name: Edward L. Armstrong	Name: Edward L. Armstrong
Title: Managing Director - ECM	Title: Managing Director - ECM

As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Amendment No. 2 to Equity Offering Sales Agreement]

Barclays Capital Inc.	Barclays Bank PLC

By: /s/ Warren Fixmer	By: /s/ Warren Fixmer
Name: Warren Fixmer	Name: Warren Fixmer
Title: Managing Director	Title: Managing Director

As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Stifel, Nicolaus & Company, Incorporated	Stifel, Nicolaus & Company, Incorporated

By: /s/ Chad Gorsuch	By: /s/ Chad Gorsuch
Name: Chad Gorsuch	Name: Chad Gorsuch
Title: Managing Director	Title: Managing Director

As Agent	As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement
[Signature Page to Amendment No. 2 to Equity Offering Sales Agreement]